                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       March 15, 1996
                                                -------------------------------

                         NEVADA ENERGY COMPANY, INC.
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                    0-14873               84-0897771
- -------------------------------------------------------------------------------
 (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)        Identification No.)


          401 East Fourth Street, Reno, Nevada                89512
- -------------------------------------------------------------------------------
      (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code     (702) 786-7979
                                                  -----------------------------

                       989 Bible Way, Reno Nevada 89502
- -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                          NEVADA ENERGY COMPANY, INC.

                                     INDEX

Item Number and Caption                                              Page Number
- -----------------------                                              -----------

ITEM 1. CHANGE IN CONTROL OF THE REGISTRANT . . . . . . . . . . . . . .    1

Item 2. Not Applicable

Item 3. Not Applicable

Item 4. Not Applicable

ITEM 5. OTHER EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Item 6. Not Applicable

Item 7. Not Applicable

ITEM 1. CHANGE IN CONTROL OF REGISTRANT.

(a) The Registrant has executed a binding agreement with Waterford Trust Company Limited ("Waterford"), effective February 29, 1996, with additional documentation pending execution scheduled on or before March 31, 1996 which will result in a change in control of the Registrant. Water ford has executed an agreement for the purchase of 1,999,995 Series A Preferred shares ("Series A Preferred") valued at $2.50 per share. Aggregate consideration for the shares of Series A Preferred is to include an initial payment of $100,000 and incremental cash payments over a period of one (1) year. The consideration to be paid is evidenced by a non-interest bearing promissory note in the amount of $4,899,987.50 secured in part by a pledge agreement. Through Water ford's purchase of the Series A Preferred shares, Waterford will initially control approximately 13.1% of all classes of voting stock in the Registrant (see Item 5 below). Water ford's basis of control will be implemented through resignation(s) of the existing Board of Directors on or before March 31, 1996 and through Water ford's initial Series A Preferred voting rights. Further, the Registrant's Chairman, Jeffrey Antisdel, and the Registrants Secretary and Treasurer, Richard Cascarilla, will be required to resign effective May 31, 1996 from the Board of Directors upon the execution of remaining documentation by the Registrant, with remaining directors to appoint three (3) Waterford nominees to the Board of Directors and thereafter resign.

     The News Release dated March 15, 1996 is incorporated herein by reference and made apart hereof.

ITEM 5. OTHER EVENTS.

(a) The Registrant has been notified that Waterford Trust Company Limited ("Waterford") intends to purchase 4,437,473 Class B Common shares ("Class B Common") of the Registrant from Nevada Energy Partners I, Limited Partnership, ("NEP"), a Nevada limited partnership. The Registrant is a 60% owner and limited partner of NEP. NEP's General Partner and 40% owner is Nevada Electric Power Company ("NEPC"), a Nevada corporation. NEPC is wholly owned by the Registrant's Chairman, President and Chief Executive Officer, Jeffrey E. Antis Del. Terms of the proposed sale of Class B Common to Waterford include, but are not limited to, pro rat a installments of $50,000 per month over twenty four (24) months to NEPC, with closing contingent upon, (i) the Registrant's execution of documentation precedent to closing the sale of Series A Preferred to Waterford, (ii) the Registrant's releasing its NEP partnership interests and litigation rights in Case No. CV92-04609 currently pending in the Nevada Second Judicial District Court to NEPC, and compliance with applicable securities laws.

     Closing is anticipated to occur on or about July, 1, 1996.

(b) If Waterford completes the purchase of all Class B Common shares, Waterford will control an estimated 42.2% of all classes of voting stock in the Registrant.

     The News Release dated March 15, 1996 is incorporated herein by reference and made apart hereof.

(c) EXHIBITS. News Release dated March 15, 1996.

Items No. 2, 3, 4, 6, 7, ........ Not Applicable.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

                                             NEVADA ENERGY COMPANY, INC.

                                             /s/ Jeffrey Antisdel
                                             ----------------------------------
                                             Jeffrey Antisdel, President

                                             Date:     March 15 1996
                                                  -----------------------------